UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2011

TEXADA VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, California, 90266
________________________________________________
 (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (604) 562-6915

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 20, 2011, Texada Ventures Inc. (the “Texada”) entered into a Term Sheet (the “Term Sheet”), with Anadolun Madencilik Ltd. Sti., a limited company under the provisions of the Turkish Commercial Code (“Anadolun”), which outlined the general terms and conditions pursuant to which the Texada and Anadolun agreed to enter into a definitive agreement under which the Texada may acquire or earn 95% of Anadolun’s interest in Anadolun’s Karasu Rare Earth Metals Project located in Sakarya Province, Turkey (the “Karasu Property”).  Under the Term Sheet, the Texada advanced Anadolun $200,000 (the “Bridge Loan”), to fund certain expenditures related to the Karasu Property, in consideration for the issuance of a promissory note.  Effective July 1, 2011, the Texada and Anadolun entered into an amending agreement to the Term Sheet, in order to provide additional time to negotiate and finalize the definitive agreement and to close the transaction.  The Term Sheet and amendment are further described in the current reports filed by the Texada on Form 8-K on May 25, 2011 and July 6, 2011, respectively.

Earn In Agreement

On September 15, 2011, Texada and Anadolun entered into an Earn In Agreement to effect the transactions contemplated in the Term Sheet and pursuant to which the Texada and Anadolun have agreed, among other things:

(a)	to form Karasu Holdings Ltd. Sti., a limited company incorporated under the laws of the Republic of Turkey (“Karasu Holdco”), to be equally owned by Texada and Anadolun;

(b)	Anadolun will transfer its interests in the Karasu Property, evidenced by the license, 201100864 and License Type IV, to Karasu Holdco;

(c)	Texada, Anadolun and Karasu Holdco will enter into the Lease and Operating Agreement (described below, the “Lease Agreement”);

(d)
Texada will be granted the sole and exclusive right to earn a 95% interest representing a percentage of the Net Value of Minerals mined or extracted, saved and sold or removed for disposal without sale from the Karasu Property (the “Karasu Royalty Interest”), upon satisfaction of certain conditions, including Texada:

(i)	paying to Anadolun or its designee,

(A)	$250,000 within 30 days of the Closing Date, $200,000 of which shall be in the form of the Bridge Loan,

(B)	$250,000 on or before the second anniversary date of the Closing Date, and

(C)	$500,000 on or before the third anniversary date of the Closing Date (each, a “Cash Payment” and collectively, the “Cash Payments”);

(ii)	alloting and issuing to Anadolun or its designee, as fully paid and non-assessable:

(A)	2,000,000 common shares (“Shares”) of Texada within 10 days of the Closing Date,

(B)	2,000,000 Shares on or before the second anniversary date of the Closing Date, and

(C)	2,000,000 Shares on or before the third anniversary date of the Closing Date (each, a “Share Issuance” and collectively, the “Share Issuances”); and

(iii)	funding Exploration Expenditures approved by the Project Team (as defined in the Lease Agreement) of $1,000,000 on the Karasu Property under the terms of the Lease Agreement as follows:

(A)	$250,000 on or before the first anniversary date of the Closing Date,

(B)	$250,000 on or before the second anniversary date of the Closing Date, and

(C)	$500,000 on or before the third anniversary date of the Closing Date (each, a “Exploration Expenditure” and collectively, the “Exploration Expenditures”).

If the Exploration Expenditures exceed the amount required to be incurred within any period as set forth in Section (d)(iii), then Texada, shall advance additional funds towards the Exploration Expenditures and such additional advances shall be carried forward to the succeeding period as set forth in this Section (d)(iii) and qualify as Exploration Expenditures for such succeeding period. If the Exploration Expenditures incurred are less than the amount required to be incurred within any period set forth in section (d)(iii), Texada will distribute additional funds to account for the deficiency, in the succeeding period.

Texada or Anadolun may terminate the Earn In Agreement at any time upon thirty (30) days prior written notice to each other, and the Earn In Agreement will be of no further force or effect; provided, however, that Texada or Anadolun must satisfy their respective requirements as follows:

(a)	Subject to Texada having paid the consideration under Cash Consideration, Share Issuances and Exploration Expenditures, if there is a material breach by

Anadolun of any of the terms of the Earn In Agreement or the Lease Agreement, and such breach is not cured within 60 calendar days, then upon the occurrence of any such material breach, the Lease Agreement shall terminate and be null and void, and Anadolun shall transfer its interest in Karasu Holdco to Texada and Texada shall have a right of entry to the Karasu Property.

(b)	If there is a material breach by Texada of any of the terms of the Earn In Agreement, and such breach is not cured within 60 calendar days, then:

(i)	the Lease Agreement shall terminate and be null and void; and

(ii)
Texada will transfer, assign and convey its interests in Karasu Holdco to Anadolun or any party that Anadolun may nominate, subject to Texada receiving a Karasu Royalty Interest in the following amount:

(A)	if any such material breach occurs and remains uncured one year after the Closing Date then Texada shall be entitled to a 31.67% Karasu Royalty Interest; and

(B)	if any such material breach occurs and remains uncured two years after the Closing Date then Texada shall be entitled to a 63.3% Karasu Royalty Interest.

The expenses of establishment, administrative and operation costs of Karasu Holdco shall be borned by Texada.

The Closing is conditional upon the reasonable satisfaction (or waiver in writing if permissible under applicable law) at or prior to November 30, 2011 or such other date as may be mutually agreed to in writing by the parties (the “Closing Date”) of the following closing conditions:

(a)	Texada’s obligation to consummate the transaction is subject to:

(i)	formation of Karasu Holdco;

(ii)	obtaining all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals);

(iii)	the representations and warranties of Anadolun being true and correct in all material respects as of the Closing Date;

(iv)	completion of due diligence to the reasonable satisfaction of Texada;

(v)	Texada shall not have, during the course of conducting its due diligence, discovered any condition that is reasonably expected to have a Material Adverse Effect on Texada;

(vi)
Anadolun shall have furnished to Texada, a written opinion of external Turkish counsel of recognized standing in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, or such other documentation as may be reasonably acceptable by Texada, confirming the transfer of the License to Karasu Holdco;

(vii)	Anadolun and Karasu Holdco shall have entered into a Lease Agreement; and

(viii)	Texada shall have received a certificate, in form and substance reasonably satisfactory to Texada, addressed to Texada, and dated the Closing Date, signed by a Responsible Officer of Anadolun.

(b)
Anadolun’s obligation to consummate the transaction contemplated by this Agreement is conditional upon the satisfaction (or waiver in writing if permissible under Law) at or prior to the Closing Date of the following conditions:

(i)	obtaining all regulatory, governmental, and court consents, waivers and approvals (including but not limited to any applicable antitrust consents, waivers, and approvals);

(ii)	the representations and warranties of Texada being true and correct in all material respects as of the Closing Date; and

(iii)	Texada and Karasu Holdco shall have entered into a Lease Agreement.

Each party will pay its own expenses in connection with the negotiation of the Earn In Agreement.

Lease and Operating Agreement

Under the terms of the Earn In Agreement, Texada and Anadolun have agreed that Texada, Anadolun and Karasu Holdco will enter into a Lease and Operating Agreement (referred to as the “Lease Agreement”).  The Lease Agreement will have the following terms:

(a)	Karasu Holdco will lease the Karasu Property and the License, as applicable, to Anadolun;

(b)
Lease is granted for the purpose of exploration, development, mining and mineral exploitation of the Karasu Property for any and all minerals, metals and ores and substances containing minerals or metals, in, upon or underlying the Karasu Property;

(c)
Lease shall be for ten (10) years from and after the Effective Date of this Lease, and for so long thereafter as Anadolun shall (i) in each year as may be required by law, perform an amount of work on or with respect to the Karasu Property reasonably expected to satisfy the annual assessment work requirement, pay claim maintenance fees; and (ii) implement the Work Program (described below);

(d)	Anadolun shall serve as Operator of the Karasu Property;

(e)
The parties will establish a Project Team to develop and approve an Exploration Budget, Work Plan (detailing exploration, development and work on the Karasu Property) and make decisions related to the Karasu Property;

(f)	Each of Anadolun and Texada will have the right to appoint two representatives to the Project Team;

(g)	Anadolun, as Operator, will have certain obligations under the Lease Agreement, including implementing the Work Plan and assisting with establishment of the Exploration Budget;

(h)	Texada will fund the Exploration Expenditures as contemplated in the Earn In Agreement and as follows:

(A)	$250,000 on or before the first anniversary date of the Closing Date,

(B)	$250,000 on or before the second anniversary date of the Closing Date, and

(C)	$500,000 on or before the third anniversary date of the Closing Date;

(i)
Anadolun shall pay the balance of the required funds in a timely way according to an approved schedule of advances or within the time limits contemplated in the Agreement for the payment of invoices for Exploration Expenditures;

(j)
If Anadolun fails to contribute its portion of the Exploration Expenditures, then Texada, shall advance additional funds towards the Exploration Expenditures and such additional advances shall be (a) carried forward to the succeeding period and qualify as Exploration Expenditures for such succeeding period or (b) loan funds to Anadolun to satisfy Anadolun’s obligations to fund Exploration Expenditures (the “Texada Loans”). Texada may offset payments payable to Anadolun under Cash Payments or Share Issuances under the Earn In Agreement;

(k)
Karasu Holdco reserves for the benefit of Texada as a retained interest in the License, the Karasu Royalty Interest, upon payment Cash Consideration, Share Issuances and Exploration Expenditures, as described in the Earn In Agreement; and

(l)	The Lease Agreement contains dispute resolution provisions.

Closing of the transactions contemplated in the Earn In Agreement and the execution of the License Agreement are anticipated to be completed upon the formation of Karasu Holdco and the transfer of the License.

Item 9.01  Exhibits

Exhibit No.	Description
99.1	Earn In Agreement
99.2	Form of License and Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.
September 15, 2011	By: /s/ David Brow David Brow Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earn In Agreement
99.2	Form of License and Operating Agreement